Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-175496 and No. 333-175493 on Form S-8 of Naugatuck Valley Financial Corporation and Subsidiary of our report dated March 19, 2015, relating to our audit of the consolidated financial statements which appear in this Annual Report on Form 10-K of Naugatuck Valley Financial Corporation and Subsidiary for the year ended December 31, 2014.

/s/ McGladrey LLP

New Haven, Connecticut

March 19, 2015